EXHIBIT 4.2

FORM OF

MARINUS PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

               , 2014

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MARINUS PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of                                 , 2014, by and among Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto (together with such other parties who may become parties hereto pursuant to the terms hereof, collectively, the “Investors” and each individually, an “Investor”).

RECITALS

A.                                    The Company and the Investors were parties to a Second Amended and Restated Investors’ Rights Agreement dated as of December 4, 2012 (the “Prior Rights Agreement”).

B.                                    The Investors currently hold shares of Preferred Stock (as defined below).

C.                                    In connection with the IPO (as defined below), the Preferred Stock is being automatically converted into Common Stock and the Company and the other parties to the Prior Rights Agreement desire to amend and restate the Prior Rights Agreement in its entirety as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.                                      Registration Rights.  The Company covenants and agrees as follows:

1.1                               Definitions.  For purposes of this Agreement:

(a)                                 The term “Act” means the Securities Act of 1933, as amended.

(b)                                 The term “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(c)                                  The terms “Form S-1”, “Form S-3” and “Form S-8” mean such forms under the Act as in effect on the date hereof or any successor registration form, document or policy subsequently adopted by the SEC to replace such forms, or in the case of Form S-3, any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)                                 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

(e)                                  The term “IPO” shall mean the closing of the Company’s first firm commitment underwritten public offering pursuant to a registration statement filed with the

Securities and Exchange Commission and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company to the public resulting in gross offering proceeds to the Company of at least $20,000,000.

(f)                                   The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(g)                                  The term “Preferred Stock” means Series A Preferred Stock, $0.001 par value per share, Series B Preferred Stock, $0.001 par value per share and Series C Preferred Stock, $0.001 par value per share.

(h)                                 The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i)                                     The term “Registrable Securities” means all shares of Common Stock held by the Investors, including shares of Common Stock issuable or issued upon the conversion of the Preferred Stock (including without limitation shares of Preferred Stock issued upon exercise of the Warrants), and any Common Stock issued upon any stock split, stock dividend, recapitalization, or similar event, dividend or other distribution with respect to, or in exchange for or in replacement of the foregoing excluding in all cases, however (1) any Registrable Securities sold by a person in a transaction in which such person’s rights under Section 1 are not assigned or (2) any Common Stock held by a Holder that ceases to have registration rights in accordance with Section 1.6.

(j)                                    The number of shares of “Registrable Securities then Outstanding” shall be the sum of (i) the number of shares of Common Stock outstanding which are Registrable Securities, plus (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

(k)                                 The term “SEC” shall mean the Securities and Exchange Commission.

(l)                                     The term “Warrants” shall mean all warrants exercisable for shares of Preferred Stock issued and outstanding immediately prior to the IPO.

(m)                             With respect to Purdue Neuroscience Company, the terms “affiliate,” “control” and “controlled” shall have the meaning set forth in this subsection (n): “affiliates” shall mean any corporation, partnership, limited liability company or other entity or combination thereof that directly or indirectly owns or controls Purdue Neuroscience Company, is owned or controlled by Purdue Neuroscience Company or is under common ownership or control with Purdue Neuroscience Company; and the terms “control” and “controlled” shall mean ownership of 50% or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such corporation, partnership, limited liability company or other entity or combination thereof or the power to direct the management of such corporation, partnership, limited liability company or other entity or combination thereof.

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1.2                               Request for Registration.

(a)                                 If the Company shall receive at any time after the one (1) year anniversary of the effective date of the IPO (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction that does not cause any securities of the Company similar to the Registrable Securities to be listed on a securities exchange), a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company (determined on an as-converted to Common Stock basis) file a registration statement under the Act covering the registration of Registrable Securities then outstanding having an anticipated aggregate offering price of not less than $[5,000,000], then the Company shall:

(i)                                     within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii)                                  use its reasonable best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request (within twenty (20) days of the mailing of such notice by the Company in accordance hereof) to be registered, subject to the limitations of subsection 1.2(b).

(b)                                 If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(c)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company or the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder (determined on an as-converted to Common Stock basis); provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)                                  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of

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Directors of the Company (the “Board”), it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d)                                 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)                                     After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective provided that either (A) the conditions of Section 1.4(a) have been satisfied or (B) the registration statements continue to remain effective and there are no stop orders in effect with respect to such registration statements;

(ii)                                  If the Company delivers in good faith, within thirty (30) days of the initiation of a registration request pursuant to this Section 1.2, a written notice to the Initiating Holders that the Company intends to file a registration statement for the IPO, then during the period commencing with the date of the giving of such notice by the Company, and ending ninety (90) days thereafter; or

(iii)                               During the period starting with the effective date of a registration subject to Section 1.3 hereof for the IPO and ending on the 180th day after such effective date.

1.3                               Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration in connection with, and relating solely to, the IPO, (ii) a registration relating solely to the sale of securities to participants in a Company stock option plan or stock purchase plan, (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or (v) an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder of shares of Registrable Securities written notice of such registration.  Upon the written request of a Holder of shares of Registrable Securities, given within twenty (20) days after receipt of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.8, use its reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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(a)                                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Sections 13 or 15(d) of the 1934 Act in the registration statement.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                 Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not

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misleading in the light of the circumstances then existing.  The Company shall promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus will not include an untrue statement of material fact or omit to state a material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading.

(g)                                  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                                     Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, with (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(j)                                    Notify each Holder promptly after the Company receives notice thereof, of the time when such registration statement has become effective or a supplement of such registration has been filed;

(k)                                 Advise each Holder promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the threatening of any proceeding for such purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order should such be issued; and;

(l)                                     Make generally available to its security holders, and to deliver to the Holders an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the registration statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve (12) month period.

1.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities

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of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6                               Expenses of Demand Registration.  All expenses (other than underwriting discounts and commissions) including without limitation all registration, filing and qualification fees, printers’ and accounting fees, reasonable fees and expenses of one special counsel to the Holders (such special counsel to be selected by a majority in interest of the selling Holders) and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (determined on an as-converted to Common Stock basis), in which case all participating Holders shall bear such expenses, unless the Holders of a majority of the Registrable Securities (determined on an as-converted to Common Stock basis) agree to forfeit their right to their demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.7                               Expenses of Company Registration.  The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided herein), including all registration, filing, and qualification fees, and printers and accounting fees relating or apportionable thereto and the reasonable fees and expenses incurred by one special counsel to such selling Holders selected by a majority in interest of the selling Holders (determined on an as-converted to Common Stock basis), but excluding underwriting discounts and commissions relating to the Registrable Securities and any applicable stock transfer fees.

1.8                               Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity, if any, as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then in such event the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, that any such limitation by the underwriters will be apportioned as follows: (i) all securities other than Registrable Securities will be excluded from the registration first, and (ii) to the extent still required by the underwriters, the Registrable Securities requested

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to be registered by the Holders shall be excluded from such registration subject to the following sentences.  If a limitation on the number of shares is still required, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities (determined on an as-converted to Common Stock basis) requested for inclusion in such Registration held by such Holders at the time of filing the registration statement.  For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the affiliates, partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners and retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.  Notwithstanding the foregoing, the number of Registrable Securities included in such registration and underwriting shall not be reduced below ten percent (10%) of the securities included in such registration.  No Registrable Securities or other securities excluded from the underwriting by reason of this Section 1.8 shall be included in such registration statement.

1.9                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10                        Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of such Holder’s officers, directors, partners, members, stockholders and managers, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer, director, partner, member, stockholder, manager, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, proceeding or settlement; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action or proceeding if such settlement is

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effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration, and duly executed, by any such Holder, underwriter or controlling person.

(b)                                 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions, proceeding or settlement in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information expressly furnished, and duly executed, by such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action, proceeding or settlement; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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(d)                                 If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are expressly in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11                        Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 use its reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the participating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (3) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.11; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or

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to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(c)                                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  All expenses incurred in connection with a registration requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer’s and accounting fees, reasonable fees and expenses for one special counsel for the Holders associated with Registrable Securities (such special counsel to be selected by the Holders of at least a majority in interest of the outstanding Registrable Securities (determined on an as-converted to Common Stock basis) requesting such registration) and the fees and disbursements of counsel for the Company, but excluding any underwriters’ discounts or commissions, shall be borne by the Company.  Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.12                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 70% of the outstanding Registrable Securities (determined on an as-converted to Common Stock basis), enter into any agreement with any holder or prospective holder of any securities of the Company which would give such holder or prospective holder any registration rights if (a) such registration rights would be pari passu with, or senior to, any registration rights provided under this Agreement or (b) such holder would not be bound by obligations similar to the obligations of the Holders set forth in Section 1.13.

1.13                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a)                                 such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock to be sold on behalf of the Company in the IPO;

(b)                                 all officers, directors and 1% or greater stockholders of the Company enter into similar agreements; and

(c)                                  such market stand-off time period shall not exceed one hundred eighty (180) days from the effective date of the registration statement.

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In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

1.14                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided:  (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 above; and (c) the transfer: (i) involves a transfer of at least Five Hundred Thousand (500,000) shares (as adjusted for stock splits, stock dividends, reverse stock splits or other similar transactions) of Registrable Securities (or all Registrable Securities, if such Holder holds less than Five Hundred Thousand (500,000)), (ii) is to another Investor who has such registration rights, (iii) is to current, former or retired limited or partners, members, managers, stockholders or other affiliates of the transferor, (iv) any affiliated fund of any Investor that is a partnership or limited liability company, or (v) any spouse or direct lineal descendant of any Investor or transferee thereof or a trust for the benefit of any such persons.

1.15                        Reports Under the Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)                                 take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

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(d)                                 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.16                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 following the earlier of the following to occur: (i) six (6) years following the consummation of the sale of securities pursuant to the IPO or (ii) the date on which such Holder holds less than one percent (1%) of the Company’s outstanding capital stock and all Registrable Securities held by such Holder may be sold under Rule 144 under the Act within a single ninety (90) day period.

2.                                      Miscellaneous.

2.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

2.3                               Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures hereto delivered by facsimile or electronic transmission shall, in the absence of fraud, be deemed effective for purposes of execution hereof.

2.4                               Titles and Subtitles; References.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references herein to a section or subsection shall mean and refer to a section or subsection of this Agreement unless otherwise expressly provided.

2.5                               Notices.  Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given or received: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next day, (iii) five (5) days after having been sent by registered or

13

certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.  All notices shall be addressed to a party at the address therefor appearing on Schedule A hereto (or, in the case of the Company, on its signature page hereto) or on the books of the Company or at such other address as such party may designate by five (5) days’ advance written notice to the Company.

2.6                               Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7                               Amendments; Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding at least [seventy percent (70%)] of the Registrable Securities then outstanding (determined on an as-converted to Common Stock basis).  Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.  Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including transferees of shares in connection with any Transfer permitted hereby, which amendments may be effectuated by the execution of a signature page hereto by such transferee and to amend Schedule A attached hereto to reflect the names of such additional Investor.

2.8                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10                        Entire Agreement.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

2.11                        Amendment and Restatement.  Contingent upon execution of this Agreement by the Company and the holders of the requisite percentage of the outstanding shares of the Registrable Securities (as provided in the Prior Rights Agreement) and effective immediately prior to the closing of the IPO, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the parties hereto with respect to the rights set forth herein.

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(Signature pages follow.)

15

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

MARINUS PHARMACEUTICALS, INC.

By:
Christopher M. Cashman
Chief Executive Officer

Address for Notices:

21 Business Park Drive
Branford, CT 06405

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

DOMAIN PARTNERS VI, L.P.
By:	One Palmer Square Associates VI, L.L.C.
its General Partner

By:
Name: Kathleen K. Schoemaker
Title: Managing Member

DP VI ASSOCIATES, L.P.
By:	One Palmer Square Associates VI, L.L.C.
its General Partner

By:
Name: Kathleen K. Schoemaker
Title: Managing Member

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

CANAAN VII L.P.

By: Canaan Partners VII LLC

By:
Name: Wende S. Hutton
Title: Manager/Member

HUTTON LIVING TRUST DATED 12/10/96

By:
Wende Hutton, Trustee

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SOFINNOVA VENTURE PARTNERS VI, L.P.

As nominee for:
Sofinnova Venture Partners VI, L.P.
Sofinnova Venture Partners VI GmbH & Co. K.G.
Sofinnova Venture Affiliates VI, L.P.

By: Sofinnova Management VI, LLC,
Its: General Partner

By:
Name: James Healy
Title: Managing Member

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDATION MEDICAL PARTNERS, L.P.

By: Foundation Medical Managers, LLC

By:
Name: Harry T. Rein
Title: Managing Member

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

RMI INVESTMENTS, S.À R.L.

By:
Name: Vladimir Gurdus
Title: Director

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

NUMODA CAPITAL INNOVATIONS LLC

By:
Name:
Title:

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, hereby agrees that, effective as of the date set forth below, the undersigned shall be bound by and shall be a party to the Third Amended and Restated Investor Rights Agreement dated as of                 , 2014 by and among Marinus Pharmaceuticals, Inc. and the investors who are parties thereto, as amended, as an “Investor” thereunder.

Date:	Individuals Sign Below:

Signature

Name

Signature (if more than one)*

Name (if more than one)*

Corporations, Trusts, Partnerships, Limited Liability Companies, Retirement Plans, Retirement Accounts or Other Entities Sign Below:

Name of Investor (please print)

Date:	By:
Signature

(print name and title of signatory)

Address and Facsimile:

*If joint investors, both must sign.

[Signature Page To Third Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

LIST OF INVESTORS

RMI Investments, S.à r.l.
D-Pharma, LLC — Team Drive
29/22 1st Brestskaya Street
8th Floor
Moskow, RU 125047
Attn: Inal Tomaev

Canaan VII L.P.
285 Riverside Avenue
Suite 250
Westport, Connecticut 06880

Hutton Living Trust dated 12/10/96
285 Riverside Avenue
Suite 250
Westport, Connecticut 06880

Attn: Wende Hutton

Domain Partners VI, L.P.
c/o Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn:  Nicole Vitullo

with a copy to:

Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn: Kathleen K. Schoemaker

DP VI Associates, L.P.
c/o Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn:  Nicole Vitullo

With a copy to:

Domain Associates, L.L.C.
One Palmer Square
Princeton, NJ 08542
Attn: Kathleen K. Schoemaker

Sofinnova Venture Partners VI, L.P.
2800 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Foundation Medical Partners, L.P.
105 Rowayton Avenue
Rowayton, CT 06853

Felice Blum
17734 Foxborough Lane

Boca Raton, FL 33496

Barbara Blum Shaw
83 Steephill Road

Weston, CT 06883

Karen Cassot
5 Andrion Court

East Northport, NY 11731

Barry Chaiken
625 Park Avenue

New York, NY 10065

The Epilepsy Project
c/o Kim Macher

PO Box 742

Middleburg, VA 20118

Frederick Frank
109 East 91st Street

New York, NY 10128

Todd Garcia
1032 Margaux

Bourbonnais, IL 60914

Earl Giller
88 River Edge Farms Road

Madison, CT 06443-2756

Sean Glass
28 Motts Hollow Road

Port Jeff, NY 11777

SABRINA GLASS AND SEAN
GLASS, Trustee, or their successors
in trust, under the PETER GLASS
Grantor-Retained Annuity Trust,
dated December 28, 2007
28 Motts Hollow Road

Port Jefferson, NY 11777

Elizabeth Grizzetti
100 Jane Street, Apt. 5Q
New York, NY 10014-1758

John Grizzetti
25 DeGraaf Ct.

Mahwah, NJ 07430

Thomas F. Grizzetti
99 Jane Street, Apt. 5D
New York, NY 10014

John Jacoby
1044 Hyperion Ave.

Los Angeles, CA 90029

Bill Lambert
7 West 81st Street, 8C
New York, NY 10024-6049

Alan Leibel
42 Whitbay Drive

West Orange, NJ 07052

Frank Lynch
11209 Longwood Grove Dr.
Reston, VA 20194

Irene Penner
6 White Pine Lane
Guilford, CT 06437

One More Victory Investors Group LLC
c/o John Jacoby

1044 Hyperion Ave.

Los Angeles, CA 90029

Purdue Neuroscience Company
c/o Allen Downs

One Stamford Forum

Stamford, CT 06901

Michael Ray
9199 Weant Drive

Great Falls, VA 22066

Michael A. Rogawski
2237 Sierra Boulevard

Sacramento, CA 95825

David & Elaine Shapowal
3981 Stump Road

Doylestown, PA 18901

The Stanley Medical Research Institute
c/o Dr. E. Fuller Torrey

8401 Connecticut Ave., Suite 200

Chevy Chase, MD 20815

Numoda Capital Innovations LLC
601 Walnut Street, 900E

Philadelphia, PA 19106

Attn: Patrick Keenan